INSYNQ, INC.

                         1127 BROADWAY PLAZA, SUITE 202
                            TACOMA, WASHINGTON 98402

                                  March 6, 2003

AJW Partners, LLC

New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.

AJW Qualified Partners, LLC
1044 Northern Boulevard

Suite 302
Roslyn, New York 11576

         Re:      INSYNQ, INC. (THE "COMPANY") -

                  AMENDMENT OF DEBENTURES AND WARRANTS

Ladies and Gentlemen:

         This letter sets forth the agreement of the parties hereto to (i) amend the conversion price of certain debentures which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors"), as set forth on SCHEDULE 1 hereto, and to be issued hereafter in accordance with the Securities Purchase Agreement, between and among the Company and the Investors, dated September 27, 2002 (the "Purchase Agreement") (collectively, the "Debentures"), (ii) amend the exercise price of certain stock purchase warrants issued by the Company to the Investors, as set forth on SCHEDULE 1 hereto and as issued hereafter in accordance with the Purchase Agreement (collectively, the "Warrants"); and (iii) confirm the number or Warrants.

         By execution hereof, for good and valuable consideration the receipt and sufficiency of is hereby acknowledged, the parties hereto agree that:

         1. The Conversion Price (as defined in the Debentures) of each of the Debentures is hereby amended to be equal to the lesser of
                  (i) $.30 and (ii) the Variable Conversion Price (as defined in the Debentures), provided that the meaning of the term Applicable Percentage in each of the Debentures is hereby amended to mean 40%.

         2. The exercise price of each of the Warrants is hereby amended to be equal to $.25 per share.

         3. Irrespective of the 1-for-100 reverse stock split effected by the Company in December 2002, the number of Warrants issued and to be issued to the Investors shall remain as set forth on
                  SCHEDULE 1 hereto and as provided in the Purchase Agreement.

         4. All other provisions of the Debentures and the Warrants shall remain in full force and effect.

         The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debentures and Warrants.

                            [Signature Page Follows]

         Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

                                 Sincerely,

                                 INSYNQ, INC.

                                 /s/ John P. Gorst
                                 John P. Gorst
                                 President

ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By:  SMS GROUP, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,


/s/Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC


/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

/s/Corey S. Ribotsky
Corey S. Ribotsky, Manager


SCHEDULE 1

------------------------------------------------------ -------------------------- ---------------------- --------------------
                                                           DATE OF DEBENTURE       ORIGINAL PRINCIPAL    NUMBER OF WARRANTS
                                                                                         AMOUNT

INVESTOR
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Partners, LLC                                             September 27, 2002               $120,000              240,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
New Millennium Capital Partners II, LLC                       September 27, 2002               $120,000              240,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Offshore, Ltd.                                              November 5, 2002                $15,000               30,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Qualified Partners, LLC                                     November 5, 2002                $15,000               30,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Partners, LLC                                               December 6, 2002                $10,000               20,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Offshore, Ltd.                                              December 6, 2002                $10,000               20,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Qualified Partners, LLC                                     December 6, 2002                $10,000               20,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Partners, LLC                                               January 31, 2003                $20,000               40,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Offshore, Ltd.                                              January 31, 2003                $20,000               40,000
------------------------------------------------------ -------------------------- ---------------------- --------------------
AJW Qualified Partners, LLC                                     January 31, 2003                $20,000               40,000
------------------------------------------------------ -------------------------- ---------------------- --------------------